Exhibit 99.1

For more information, contact: James M. Otterberg Chief Financial Officer (336) 316-5424

Unifi Announces Fourth Quarter and Year End Results

GREENSBORO, N.C., July 22, 2015 – Unifi, Inc. (NYSE: UFI) today released preliminary operating results for the fourth quarter and fiscal year ended June 28, 2015. Net income for the 2015 fiscal year was $42.2 million, or $2.32 per basic share, compared to net income of $28.8 million, or $1.52 per basic share, for the prior fiscal year. The Company is reporting Adjusted Net Income of $34.3 million, or $1.88 of Adjusted EPS, for the current fiscal year, compared to Adjusted Net Income of $31.2 million, or $1.65 of Adjusted EPS, for the prior fiscal year. These earnings reflect improved operating results for the Company’s global operations, along with a lower effective tax rate, and were achieved despite the effects from the devaluation of the Brazilian Real.

Other highlights for the 2015 fiscal year included:

●	Higher sales volumes as compared to the prior year due to increased regional demand for textured polyester and nylon yarns in North and Central America as well as improvements in Brazil and China;
●	Gross profit improved to $90.7 million, or 13.2% of net sales, from $83.3 million, or 12.1% of net sales, for the prior fiscal year; and
●	Adjusted EBITDA of $63.7 million, an improvement from $57.6 million for the prior fiscal year.

Net sales of $687.1 million for the 2015 fiscal year were essentially flat compared to the prior fiscal year. Devaluation of the Brazilian Real and lower sales prices due to lower raw material costs offset sales volume improvements. However, higher margins for all of the Company’s reportable segments, as well as higher consolidated sales volumes, drove the improvement in operating results for the year.

“Increased demand for our premier value-added yarns, strong operating results from our international businesses, and higher earnings from our equity affiliates helped drive our strong performance,” said Roger Berrier, President and Chief Operating Officer of Unifi. “We expect that

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Unifi Announces Fourth Quarter and Year End Results – page 2 our domestic business will begin to see in fiscal year 2016 the benefits of the strategic capital projects that were completed in the 2015 fiscal year, including the addition of texturing machines to support the growth in demand for synthetic yarns from the CAFTA region, as well as the expansion of our air jet texturing capacity. We also expect to start seeing the benefits of the recently announced expansions of our REPREVE® Recycling Center and the backward integration into bottle processing as we enter into our 2017 fiscal year.”

Cash and cash equivalents were $10.0 million as of June 28, 2015, a decrease of $5.9 million compared to $15.9 million as of June 29, 2014, the end of the prior fiscal year. Net debt at June 28, 2015 was $94.1 million, compared to $83.6 million at June 29, 2014. The Company had $75.9 million of available borrowing capacity under its revolver as of June 28, 2015, compared to $61.1 million as of June 29, 2014.

Net income was $15.6 million, or $0.86 per basic share, for the fourth quarter ended June 28, 2015, compared to net income of $8.8 million, or $0.48 per basic share, for the prior year fourth quarter. Adjusted EPS for the fourth quarter of fiscal year 2015 improved $0.05 to $0.55 when compared to the prior year fourth quarter period’s Adjusted EPS of $0.50. Net sales decreased $6.8 million, or 3.7%, to $175.0 million for the current year fourth quarter compared to net sales of $181.8 million for the prior year fourth quarter, primarily attributable to the devaluation of the Brazilian Real.

Bill Jasper, Chairman and CEO of Unifi, added: “The Company’s $34.3 million Adjusted Net Income for the 2015 fiscal year makes this our most profitable year since fiscal year 2000, and is attributable to our strict adherence to our mix enrichment efforts, our focus on recycling and sustainability initiatives, and our commitment to driving operational excellence throughout the organization. Going forward, we will continue to focus on enhancing our manufacturing processes to improve cost and operating efficiencies across our broader, more specialized product offering. We will also continue to investigate and invest in opportunities that allow us to continue to grow our premier value-added products, expand our business globally, and diversify the Company, with sustainability at the core of what we do."

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Unifi Announces Fourth Quarter and Year End Results – page 3

The Company will provide additional commentary regarding its fourth quarter and fiscal year end results and other developments during its earnings conference call on July 23, 2015, at 8:30 a.m. Eastern Time. The call will be webcast live at http://investor.unifi.com/, will be available for replay approximately two hours after the live event, and will be archived for approximately twelve months. Additional supporting materials and information related to the call, as well as the Company's financial results for the June 2015 quarter and 2015 fiscal year, will also be available at http://investor.unifi.com/.

Unifi, Inc. (NYSE: UFI) is a multi-national manufacturing company that produces and sells textured and other processed yarns designed to meet customer specifications, and premier value-added (“PVA”) yarns with enhanced performance characteristics. Unifi maintains one of the textile industry’s most comprehensive polyester and nylon product offerings. Unifi enhances demand for its products, and helps others in creating a more effective textile industry supply chain, through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. In addition to its flagship REPREVE® products – a family of eco-friendly yarns made from recycled materials – key Unifi brands include: SORBTEK®, REFLEXX®, aio® - all-in-one performance yarns, SATURA®, AUGUSTA® A.M.Y.®, MYNX® UV, and MICROVISTA®. Unifi's yarns are readily found in the products of major brands in the apparel, hosiery, automotive, home furnishings, industrial and other end use markets. For more information about Unifi, visit www.unifi.com; to learn more about REPREVE®, visit www.repreve.com.

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Financial Statements and Reconciliations to Adjusted Results to Follow

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Unifi Announces Fourth Quarter and Year End Results – page 4

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(amounts in thousands, except share and per share amounts)

	June 28, 2015	June 29, 2014
ASSETS
Cash and cash equivalents	$10,013	$15,907
Receivables, net	83,863	93,925
Inventories	111,615	113,370
Income taxes receivable	1,451	179
Deferred income taxes	2,383	1,794
Other current assets	6,022	6,052
Total current assets	215,347	231,227

Property, plant and equipment, net	136,222	123,802
Deferred income taxes	1,539	2,329
Intangible assets, net	5,388	7,394
Investments in unconsolidated affiliates	113,901	99,229
Other non-current assets	3,975	5,086
Total assets	$476,372	$469,067

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$45,023	$51,364
Accrued expenses	16,640	18,589
Income taxes payable	676	3,134
Current portion of long-term debt	12,385	7,215
Total current liabilities	74,724	80,302
Long-term debt	91,725	92,273
Other long-term liabilities	10,740	7,549
Deferred income taxes	90	2,205
Total liabilities	177,279	182,329
Commitments and contingencies

Common stock, $0.10 par (500,000,000 shares authorized, 18,007,749 and 18,313,959 shares outstanding)	1,801	1,831
Capital in excess of par value	44,261	42,130
Retained earnings	278,331	245,673
Accumulated other comprehensive loss	(26,899)	(4,619)
Total Unifi, Inc. shareholders’ equity	297,494	285,015
Non-controlling interest	1,599	1,723
Total shareholders’ equity	299,093	286,738
Total liabilities and shareholders’ equity	$476,372	$469,067

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Unifi Announces Fourth Quarter and Year End Results – page 5

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(amounts in thousands, except per share amounts)

	For the Three Months Ended		For the Fiscal Years Ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
Net sales	$174,951	$181,752	$687,121	$687,902
Cost of sales	149,632	156,731	596,416	604,640
Gross profit	25,319	25,021	90,705	83,262
Selling, general and administrative expenses	12,406	12,308	49,672	46,203
Provision for bad debts	300	101	947	287
Other operating expense, net	709	1,281	1,600	5,289
Operating income	11,904	11,331	38,486	31,483
Interest income	(43)	(220)	(916)	(1,790)
Interest expense	788	1,212	4,025	4,329
Loss on extinguishment of debt	—	—	1,040	—
Other non-operating expense	—	126	—	126
Equity in earnings of unconsolidated affiliates	(7,014)	(4,233)	(19,475)	(19,063)
Income before income taxes	18,173	14,446	53,812	47,881
Provision for income taxes	3,263	6,010	13,346	20,161
Net income including non-controlling interest	14,910	8,436	40,466	27,720
Less: net (loss) attributable to non-controlling interest	(730)	(331)	(1,685)	(1,103)
Net income attributable to Unifi, Inc.	$15,640	$8,767	$42,151	$28,823

Net income attributable to Unifi, Inc. per common share:
Basic	$0.86	$0.48	$2.32	$1.52
Diluted	$0.83	$0.46	$2.24	$1.47

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Unifi Announces Fourth Quarter and Year End Results – page 6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(amounts in thousands)

	For the Fiscal Years Ended
	June 28, 2015	June 29, 2014
Cash and cash equivalents at beginning of year	$15,907	$8,755
Operating activities:
Net income including non-controlling interest	40,466	27,720
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(19,475)	(19,063)
Distributions received from unconsolidated affiliates	3,718	13,214
Depreciation and amortization expense	18,043	17,896
Loss on extinguishment of debt	1,040	—
Non-cash compensation expense	3,148	2,690
Excess tax benefit on stock-based compensation plans	(242)	(3,533)
Deferred income taxes	(3,796)	726
Net loss on sale or disposal of assets	778	475
Other, net	663	1,174
Changes in assets and liabilities:
Receivables, net	4,491	4,514
Inventories	(6,171)	(2,677)
Other current assets and income taxes receivable	(1,099)	1,141
Accounts payable and accruals	(342)	1,083
Income taxes payable	(2,395)	5,824
Other non-current assets	76	5,173
Net cash provided by operating activities	38,903	56,357
Investing activities:
Capital expenditures	(25,966)	(19,091)
Proceeds from sale of assets	3,847	2,719
Other, net	(422)	(497)
Net cash used in investing activities	(22,541)	(16,869)
Financing activities:
Proceeds from revolving credit facilities	149,100	149,300
Payments on revolving credit facilities	(170,100)	(175,800)
Proceeds from term loan	22,000	25,200
Payments on term loans	(7,875)	—
Payments of debt financing fees	(1,063)	(400)
Payments on capital lease obligations	(1,286)	(319)
Common stock repurchased and retired under publicly announced programs	(10,360)	(36,551)
Common stock tendered to the Company for withholding tax obligations and retired	—	(1,654)
Proceeds from stock option exercises	95	3,136
Excess tax benefit on stock-based compensation plans	242	3,533
Contributions from non-controlling interest	1,561	1,254
Other	(504)	(109)
Net cash used in financing activities	(18,190)	(32,410)

Effect of exchange rate changes on cash and cash equivalents	(4,066)	74
Net (decrease) increase in cash and cash equivalents	(5,894)	7,152
Cash and cash equivalents at end of year	$10,013	$15,907

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Unifi Announces Fourth Quarter and Year End Results – page 7

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS (Unaudited)

(amounts in thousands)

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net income attributable to Unifi, Inc. to EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA are as follows:

	For the Three Months Ended		For the Fiscal Years Ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
Net income attributable to Unifi, Inc.	$15,640	$8,767	$42,151	$28,823
Interest expense, net	745	992	3,109	2,539
Provision for income taxes	3,263	6,010	13,346	20,161
Depreciation and amortization expense	4,564	4,460	17,367	17,334
EBITDA	24,212	20,229	75,973	68,857

Non-cash compensation expense	686	599	3,148	2,690
Loss on extinguishment of debt	—	—	1,040	—
Other	577	1,363	3,016	5,112
Adjusted EBITDA Including Equity Affiliates	25,475	22,191	83,177	76,659

Equity in earnings of unconsolidated affiliates	(7,014)	(4,233)	(19,475)	(19,063)
Adjusted EBITDA	$18,461	$17,958	$63,702	$57,596

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Unifi Announces Fourth Quarter and Year End Results – page 8

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS (Unaudited) (Continued)

(amounts in thousands, except per share amounts)

The reconciliations of Income before income taxes, Net income attributable to Unifi, Inc. (“Net Income”) and Basic Earnings Per Share (“EPS”) to Adjusted EPS are as follows:

	For the Three Months Ended June 28, 2015			For the Three Months Ended June 29, 2014
	Income Before Income Taxes	Net Income	Basic EPS	Income Before Income Taxes	Net Income	Basic EPS
GAAP results	$18,173	$15,640	$0.86	$14,446	$8,767	$0.48
Change in tax valuation allowances	—	(1,749)	(0.10)	—	468	0.02
Change in deferred tax liability for unremitted foreign earnings assertion	—	(7,822)	(0.43)	—	60	—
Change in deferred tax asset for certain foreign currency transactions	—	3,008	0.17	—	—	—
Change in uncertain tax positions	—	3,046	0.17	—	(132)	(0.01)
Renewable energy tax credits	—	(254)	(0.01)	—	—	—
Bargain purchase gain for an equity affiliate	(3,190)	(1,962)	(0.11)	—	—	—
Net restructuring charges	—	—	—	(23)	(15)	—
Net loss on sale or disposal of assets	650	90	—	206	134	0.01
Adjusted results (1) (2)	$15,633	$9,997	$0.55	$14,629	$9,282	$0.50

	For the Fiscal Year Ended June 28, 2015			For the Fiscal Year Ended June 29, 2014
	Income Before Income Taxes	Net Income	Basic EPS	Income Before Income Taxes	Net Income	Basic EPS
GAAP results	$53,812	$42,151	$2.32	$47,881	$28,823	$1.52
Change in tax valuation allowances	—	(3,009)	(0.17)	—	1,925	0.10
Change in deferred tax liability for unremitted foreign earnings assertion	—	(7,639)	(0.42)	—	249	0.01
Change in deferred tax asset for certain foreign currency transactions	—	3,008	0.17	—	—	—
Change in uncertain tax positions	—	2,879	0.16	—	(174)	(0.01)
Renewable energy tax credits	—	(1,036)	(0.06)	—	—	—
Bargain purchase gains for an equity affiliate	(4,696)	(2,888)	(0.16)	—	—	—
Loss on extinguishment of debt	1,040	676	0.03	—	—	—
Net restructuring charges	—	—	—	1,273	827	0.05
Interest income related to judicial claim	—	—	—	(1,084)	(715)	(0.04)
Net loss on sale or disposal of assets	778	134	0.01	475	309	0.02
Adjusted results (1) (2)	$50,934	$34,276	$1.88	$48,545	$31,244	$1.65

(1)

Adjusted Net Income represents Net income attributable to Unifi, Inc. calculated under GAAP, adjusted for the approximate after-tax impact of certain events or transactions referenced in the reconciliation which management believes do not reflect the ongoing operations and performance of the Company.

(2)	Adjusted EPS represents Adjusted Net Income divided by the Company’s basic weighted average common shares outstanding.

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Unifi Announces Fourth Quarter and Year End Results – page 9

NON-GAAP FINANCIAL MEASURES

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America ("GAAP") because management believes such measures are useful to investors. These non-GAAP financial measures include, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS.

EBITDA represents Net income or loss attributable to Unifi, Inc. before net interest expense, income tax expense, and depreciation and amortization expense. Adjusted EBITDA Including Equity Affiliates represents EBITDA adjusted to exclude non-cash compensation expense, gains or losses on extinguishment of debt, loss on previously held equity interest, and certain other adjustments. Such other adjustments include operating expenses for Repreve Renewables, restructuring charges and start-up costs, gains or losses on sales or disposals of property, plant and equipment, currency and derivative gains or losses, and other operating or non-operating income or expense items necessary to understand and compare the underlying results of the Company. Adjusted EBITDA represents Adjusted EBITDA Including Equity Affiliates adjusted to exclude equity in earnings and losses of unconsolidated affiliates.

Adjusted Net Income excludes certain amounts which management believes do not reflect the ongoing operations and performance of the Company. Adjusted Net Income represents Net income attributable to Unifi, Inc. calculated under GAAP, adjusted to exclude the approximate after-tax impact of changes in the deferred tax valuation allowances, change in deferred tax liability for unremitted foreign earnings assertion, change in deferred tax asset for certain foreign currency transactions, bargain purchase gains for an equity affiliate, change in uncertain tax positions, renewable energy tax credits, loss on extinguishment of debt, net restructuring charges, interest income related to a judicial claim and net gains or losses on sale or disposal of assets. Such amounts are excluded from Adjusted Net Income in order to better reflect the Company’s underlying operations and performance.

Adjusted EPS represents Adjusted Net Income divided by the Company’s basic weighted average common shares outstanding.

EBITDA, Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are alternative views of performance used by management, and we believe that investors’ understanding of our performance is enhanced by disclosing these performance measures. We believe that the use of EBITDA, Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS as operating performance measures provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies. The Company may, from time to time, change the items included within Adjusted EBITDA, Adjusted Net Income and Adjusted EPS.

Management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation.

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Unifi Announces Fourth Quarter and Year End Results – page 10

We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; and depreciation and amortization are non-cash charges. Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not reflect our operating performance. The other items excluded from Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are excluded in order to better reflect the performance of our continuing operations.

In evaluating EBITDA, Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS, you should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of EBITDA, Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. EBITDA, Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are not determined in accordance with GAAP and should not be considered as substitutes for net income, operating income, earnings per share or any other performance measures determined in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Each of our EBITDA, Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•     it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•     it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations;

•     it does not reflect changes in, or cash requirements for, our working capital needs;

•     it does not reflect the cash requirements necessary to make payments on our debt;

•     it does not reflect our future requirements for capital expenditures or contractual commitments;

•     it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•     other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA, Adjusted EBITDA Including Equity Affiliates, and Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

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Unifi Announces Fourth Quarter and Year End Results – page 11

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of Unifi, Inc. (the “Company”) that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive,” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements. These statements are not statements of historical fact; they involve risk and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to: the competitive nature of the textile industry and the impact of worldwide competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where the Company competes, such as recession and other economic and political factors over which the Company has no control; changes in consumer spending, customer preferences, fashion trends and end-uses; the financial condition of the Company’s customers; the loss of a significant customer; the success of the Company’s strategic business initiatives; the continuity of the Company’s leadership; volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic initiatives; availability of and access to credit on reasonable terms; changes in currency exchange, interest and inflation rates; the ability to reduce production costs; the ability to protect intellectual property; employee relations; the impact of environmental, health and safety regulations; the operating performance of joint ventures and other equity investments; and the accurate financial reporting of information from equity method investees.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities law. The above and other risks and uncertainties are described in the Company’s most recent annual report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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